UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2025
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On June 24, 2025, the Board of Directors (the “Board”) of PayPal Holdings, Inc. (the “Company”) appointed Deirdre Stanley as a new member of the Company’s Board, effective June 24, 2025. Ms. Stanley is the former Executive Vice President and General Counsel of The Estée Lauder Companies, Inc. Ms. Stanley fills a vacancy created by an increase in the size of the Board from 11 to 12. The Board has also appointed Ms. Stanley to the Corporate Governance and Nominating Committee and Risk and Compliance Committee of the Board, effective June 24, 2025. As a non-employee director, Ms. Stanley will be entitled to receive compensation as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2025.

There is no arrangement or understanding between Ms. Stanley and any other persons pursuant to which Ms. Stanley was appointed as a director. Furthermore, there are no transactions in which the Company was a participant and in which Ms. Stanley had an interest that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding the election of Ms. Stanley to its Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

Effective as of June 23, 2025, the Board of Directors of PayPal Holdings, Inc. (“Board”) effected a reorganization of its Board committee structure. Specifically, the Board (1) disbanded its Audit, Risk and Compliance Committee and (2) established two new Committees, an Audit and Finance Committee and a Risk and Compliance Committee.

As provided in its charter as adopted by the Board, the Audit and Finance Committee is responsible for providing assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting practices and the audit of the Company’s financial statements, (ii) the independent auditors’ qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the quality and integrity of the Company’s financial statements and reports, (v) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors, (vi) producing the report that the rules of the Securities and Exchange Commission require to be included in the Company’s annual proxy statement, and (vii) various finance matters.

As provided in its charter as adopted by the Board, the Risk and Compliance Committee is responsible for providing assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to (i) overseeing the Company’s overall risk framework and risk appetite framework and (ii) the Company’s compliance with legal and regulatory requirements.

Each of the Board committee charters is available in the governance section of our Investor Relations website at https://investor.pypl.com/governance.

In connection with the reorganization discussed above, the Board also reorganized the composition of its Board committees effective as of June 23, 2025, as set forth below:

Audit & Finance	Risk & Compliance	Compensation	Corporate Governance & Nominating
Carmine Di Sibio (Chair)	David Moffett (Chair)	David Dorman (Chair)	Gail McGovern (Chair)
Jonathan Christodoro	Deirdre Stanley (effective as of June 24, 2025)	Ann Sarnoff	Jonathan Christodoro
Gail McGovern	Carmine Di Sibio	Frank Yeary	Deborah Messemer
Deborah Messemer	David Dorman		Deirdre Stanley (effective as of June 24, 2025)
David Moffett	Ann Sarnoff
Frank Yeary

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: June 24, 2025	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary